Exhibit (o)(13) under Form N-1A
Exhibit 24 under Item 601/Reg. S-K

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary of THE HUNTINGTON FUNDS, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ R. Jeffrey Young	Principal Executive Officer	February 11, 2010
R. Jeffrey Young